Exhibit 21.1

SUBSIDIAIRES OF DOCTER INC.

Subsidiaries	Place of Incorporation	Incorporation Time	Percentage Ownership
Horn Enterprise Co., Ltd.	Taiwan	March 4, 2016	100%